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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 13, 1998

                             CONTINUCARE CORPORATION
                             -----------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


        0-21910                                   59-2716023
(COMMISSION FILE NUMBER)              (IRS EMPLOYER IDENTIFICATION NO.)


   CONTINUCARE CORPORATION
   100 SOUTHEAST 2ND STREET, 36TH FLOOR
   MIAMI, FLORIDA                                   33131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)          (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          Effective February 13, 1998, Continucare Corporation, a Florida corporation (the "Registrant"), through a wholly-owned subsidiary, Continucare Rehabilitation Services, Inc. acquired all of the issued and outstanding capital stock of Rehab Management Systems, Inc., a Florida corporation, IntegraCare, Inc., a Florida corporation and J.R. Rehab Associates, Inc., a North Carolina corporation, each a wholly-owned subsidiary of Integrated Health Services, Inc., a Delaware corporation such subsidiaries being collectively referred to as the "Rehab Companies"). The Rehab Companies are engaged in the business of providing outpatient rehabilitation and contract rehabilitation services. The aggregate purchase was $10.5 million (including commissions). The source of the consideration paid by the Registrant was as follows: (i) $9,940,000 from a portion of the net proceeds from the sale of 8% Convertible Subordinated Notes due 2002, sold on October 30, 1997 and (ii) $560,000 from the Registrant's working capital.

         The foregoing summary is qualified in its entirety by a copy of the Agreement attached hereto as an exhibit.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) & (b) It is currently impractical to provide financial statements, pro forma or otherwise, required pursuant to Regulation S-K in connection with the acquisition identified in Item 2 above. This Report will be amended within 60 days from the date this Report is filed to include such financial statement information.

         (c) Exhibits

         2.1 Stock Purchase Agreement, dated as of February 13, 1998, by and among Continucare Corporation, Continucare Rehabilitation Services, Inc., Integrated Health Services, Inc., Rehab Management Systems, Inc., IntegraCare, Inc. and J.R. Rehab Associates, Inc.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CONTINUCARE CORPORATION





Date:  February 25, 1998     By: /s/ CHARLES M. FERNANDEZ
                                 -----------------------------------------------
                                 Charles M. Fernandez
                                 Chairman, Chief Executive Officer and President


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                                  EXHIBIT INDEX

2.1 Stock Purchase Agreement, dated as of August 13, 1997, by and among Continucare Corporation, Continucare Rehabilitation Services, Inc., Integrated Health Services, Inc., Rehab Management Systems, Inc., IntegraCare, Inc. and J.R. Rehab Associates, Inc.